UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 11, 2022
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.03.	Bankruptcy or Receivership

(a)    On December 11, 2022, FedNat Holding Company and certain of its wholly owned subsidiaries, FedNat Underwriters, Inc., ClaimCor, LLC, Century Risk Insurance Services, Inc., and Insure-Link, Inc. (collectively, the “Company”), filed voluntary petitions under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida in order to maximize value for all stakeholders. As part of the Chapter 11 process, the Company will evaluate all strategic alternatives to maximize value for stakeholders, whether that be a reorganization of its business or a sale of its assets.

The Company has approximately $6.5 million of cash on hand, which will provide liquidity to support day-to-day operations during the Chapter 11 process, enabling the Company to operate its business uninterrupted, including the timely payment of employee wages and benefits and continued servicing of customers.

As part of the reorganization process, the Company has filed customary “First Day” motions to allow it to maintain operations in the ordinary course. The Company intends to pay its employees in the usual manner and continue their primary benefits and certain customer programs without disruption. The Company expects to receive court approval for all these routine requests.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On December 12, 2022, the Company received the resignation of David K. Patterson from his position as the Company’s interim Chief Executive Officer. Mr. Patterson will remain a member of the Company’s Board of Directors.

(c)    As previously reported, on September 30, 2022, the Company’s Board of Directors appointed Katie S. Goodman, Managing Partner of GGG Partners, LLC (“GGG Partners”), to serve as the Company’s Chief Restructuring Officer. Effective December 12, 2022, Ms. Goodman will also serve as the Company’s principal executive officer. Ms. Goodman has more than 25 years’ experience in restructurings and turnarounds, finance, mergers and acquisitions, and operations, including more than 20 years at GGG Partners.

Item 7.01.	Regulation FD Disclosure.

On December 12, 2022, the Company issued a press release relating to its filing under Chapter 11 as described above. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
99.1	FedNat Holding Company Press Release dated December 12, 2022.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: December 12, 2022	By:	/s/ Richard Gaudet

Name:	Richard Gaudet
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)